Exhibit 10.40

January 25, 2012

STRICTLY CONFIDENTIAL

CryoPort, Inc.

225 Broadway, Suite 430

San Diego, CA92101

Attention:         Robert Stefanovich, Chief Financial Officer

This letter (the “Agreement”) constitutes our understanding with respect to the engagement of Craig-Hallum Capital Group LLC (“Craig-Hallum”) by CryoPort, Inc. (the “Company”) in connection with the proposed offer and private placement (the “Offering”) by the Company of equity or equity-linked securities of the Company (the “Securities”).

A. APPOINTMENT OF LEAD PLACEMENT AGENT. The Company hereby appoints Craig-Hallum to act as the Company’s lead placement agent in connection with the Offering. Craig-Hallum will use reasonable commercial efforts to assist in the placement of the Securities, but there is no commitment by Craig-Hallum to purchase or sell any of the Securities. The Company acknowledges that it, and not Craig-Hallum, is ultimately responsible for the successful completion of the Offering.

B. OPTION TO APPOINT CO-PLACEMENT AGENT. It is also understood that the Company has the option to appoint Emergent Financial Group (“Emergent”) as a co-placement agent in connection with the Offering. Emergent will be engaged separately, but with its fee structured as outlined herein. It is understood that Emergent will not be invited to participate in the Offering until Craig-Hallum has identified a lead investor and principal terms for the Offering have been agreed upon. Investors identified by Craig-Hallum will have the first right to participate in the Offering and investors identified by Emergent will not preclude participation by any investors identified by Craig-Hallum.

C. SERVICES. In undertaking this assignment, as lead placement agent, Craig-Hallum will provide the following services to the Company, subject to the provisions of this Agreement:

1. identify investors, which in the opinion of Craig-Hallum, are the most likely to invest in the Company;

2. formulate a strategy for soliciting interest from investors, whether approached by Craig-Hallum or whether the Company is approached proactively, which may have an interest in investing in the Company (the “Potential Investors”), and the development of procedures and timetables for marketing the Company to the Potential Investors;

3. assist in drafting the investor presentation describing the Company;

4. introduce the Company to investors, and coordinate due diligence investigations of the Company by Potential Investors; and

5. along with the Company, evaluate proposals from interested parties regarding an Offering, formulate negotiation strategies, and assist in all negotiations and closing of a transaction.

D. FEES AND EXPENSES.

1. LEAD PLACEMENT AGENT FEE. If the Company completes any Offering, the Company hereby agrees to pay Craig-Hallum, as compensation for its services hereunder, a fee (the “Placement Agent Fee”) in the amount of 8.0% of the gross proceeds raised (excluding any proceeds raised by Emergent or from a Strategic Investor) if either during the Term or within 6 months following the Term: (i) an Offering is consummated with Potential Investors, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into with one or more Potential Investors which subsequently results in an Offering of Securities of the Company being consummated. If the Company agrees to sell securities to either

Marken, Ltd. and/or Brooks Automation, Inc. (each “Strategic Investors”), the Company agrees to pay Craig-Hallum a Placement Agent Fee in the amount of 4.0% of any amounts received from that Strategic Investor unless those securities are sold at a price in excess of 150% of the price of securities sold in the Offering. After 6 months from the close of the Offering, if the Company completes a sale of equity securities to a Strategic Investor, then it will not be required to pay a Placement Agent Fee to Craig-Hallum on that sale so long as it is made in connection with the Company’s establishment of a strategic business relationship with such Strategic Investor, including, without limitation, a joint venture, licensing arrangement, research and development, marketing or sales arrangement or other collaborative arrangement.

Within two weeks after closing, Craig-Hallum will furnish a Contact List (the “Contact List”) to the Company of all parties Craig-Hallum contacted during the marketing of the proposed Offering. In the event that the Company completes an Offering of equity or equity-linked securities more than 90 days after the close of the proposed Offering outlined in this engagement letter with any investors that are not on the Contact List, Craig-Hallum will not receive a placement agent fee on those securities raised.

In the event Emergent is appointed co-placement agent, Craig-Hallum shall receive a fee (the “Additional Placement Agent Fee”) in the amount of 4.0% of the gross proceeds from investors identified by Emergent if either during the Term or within 6 months following the Term: (i) an Offering is consummated with Potential Investors introduced by Emergent, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into with one or more Potential Investors introduced by Emergent which subsequently results in an Offering of Securities of the Company being consummated.

The Placement Agent Fee and Additional Placement Agent Fee shall be paid to Craig-Hallum in its entirety by wire transfer simultaneously with the closing of the Offering with wiring instructions provided in advance of the closing.

2. Co-PLACEMENT AGENT FEE. If the Company appoints Emergent as a co-placement agent and the Company completes an Offering, the Company hereby agrees to structure Emergent’s fee such that the fee (the “Co-Placement Agent Fee”) does not exceed 4.0% of the gross proceeds raised by Emergent if either during the Term: (i) an Offering is consummated, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into which subsequently results in an Offering of Securities of the Company being consummated.

3. LEAD PLACEMENT AGENT WARRANT. For the price of $50, the Company will sell to Craig-Hallum five-year warrants to purchase shares equal to 2.0% of the shares sold in the Offering, excluding shares issuable upon the exercise of any warrants issued in the Offering (the “Agent’s Warrant”). If warrants are issued to investors, the exercise price and terms of the warrants issued to Craig-Hallum will be the same as that for the investors. If warrants are not issued to the investors, the exercise price and underlying securities of the warrants issued to Craig-Hallum will be 100% of the price of the common stock (or the equivalent) issued in the Offering and the warrants will include customary adjustments from stock-splits and alike, as well as piggyback registration rights.

4. EXPENSES. In addition to any fees payable to Craig-Hallum hereunder and regardless of whether an Offering is consummated, the Company hereby agrees to reimburse Craig-Hallum upon request for its reasonable out-of-pocket expenses, including the fees and disbursements of Craig-Hallum’s legal counsel. The Company acknowledges that Craig-Hallum may invoice the Company on a quarterly basis for such reimbursable out-of-pocket expenses and the Company agrees to promptly remit payment to Craig-Hallum upon receipt of such invoice. The Company also agrees to reimburse Craig-Hallum for any FINRA or other regulatory filings made by Craig-Hallum in connection with the Registration (as defined herein), including the reasonable fees and disbursements of Craig-Hallum’s counsel. Such total reimbursable expenses shall not exceed $40,000 for legal expenses and for all other reimbursable expenses incurred by Craig-Hallum in connection with the offering.

E. TERM AND TERMINATION OF ENGAGEMENT. The term of this Agreement shall run for six (6) months from the date of this letter, and may be extended by mutual consent of the parties (the “Term”), subject to the provisions in this Section E. This Agreement may be terminated on either the Company’s or Craig-Hallum’s written request with 30 days notice, provided, that such termination shall not affect the exculpation, indemnification and contribution obligations of the Company or the right of Craig-Hallum to receive any fees payable hereunder, any fees which have accrued prior to such termination, or the right of Craig-Hallum to receive reimbursement for its out-of-pocket expenses described above. It is expressly understood that neither Craig-Hallum nor the Company shall have any continuing obligation or liability to one another under this Agreement upon termination thereof, except in respect of the matters specifically referenced in this Section E.

F. RIGHT OF FIRST REFUSAL. In the event the Company determines to undertake any merger, acquisition or sale transaction (other than with one of the Strategic Parties), whether on its own behalf or on behalf of its shareholders, at any time within the Term or within six months thereafter, the Company will offer Craig-Hallum the right to serve as exclusive financial advisor (in the case of a merger, acquisition or sale transaction). If Craig-Hallum agrees to act in such capacity, the Company and Craig-Hallum will enter into an appropriate form of separate agreement containing customary terms and conditions to be mutually agreed upon. This Agreement is neither an expressed nor implied commitment by Craig-Hallum to act in any capacity in any such transaction or to purchase any Securities in connection therewith, which commitment will only be set forth in a separate agreement.

G. USE OF INFORMATION. The Company authorizes Craig-Hallum to transmit to the prospective purchasers of the Securities any private placement memorandum or other written information prepared by the Company and its counsel with such exhibits and supplements as may from time to time be required or appropriate (the “Offering Documents”). The Company represents and warrants that the Offering Documents (i) will be prepared by and approved by the management of the Company; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. The Company will advise Craig-Hallum immediately of the occurrence of any event or any other change known to the Company which results in the Offering Documents containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading.

H. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, Craig-Hallum that:

1. Directly or through the Offering Documents, the Company shall furnish to investors and Craig-Hallum all information material to investors under applicable securities laws, which information will not, in light of the circumstances in which made, contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements made not misleading. Craig-Hallum will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to it by the Company.

2. The Company has filed all documents and amendments or supplements to previously filed documents (collectively, the “Public Documents”) required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934 (collectively, the “1934 Act”). Each of the Public Documents conforms in all material respects with the requirements of the 1934 Act. Except to the extent amended or supplemented by a subsequent Public Document, no part of any Public Document contains any untrue statement of material fact or omits to state a material fact required to be stated in the document or necessary to make the statements in the document not misleading. Craig-Hallum may rely, without independent verification, upon the accuracy and completeness of each Public Document except to the extent amended or supplemented by a subsequent Public Document.

3. The Agent’s Warrant, when issued and delivered to Craig-Hallum, will constitute a valid and binding obligation of the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether asserted in a proceeding at law or in equity). The shares of common stock issuable upon exercise of the Agent’s Warrant (the “Agent’s Shares”), when issued in accordance with the terms of the Agent’s Warrant, will be validly issued, fully paid and nonassessable, and subject to no preemptive rights or similar rights on the part of any person or entity. The issuance, sale and delivery by the Company of the Agent’s Shares will have been duly authorized by all requisite corporate action of the Company prior to such issuance, and the Agent’s Shares will have been duly reserved for issuance upon exercise of all or any of the Agent’s Warrant.

4. The execution, delivery and performance of this Agreement and the Offering will not violate any provision of the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument to which the Company is a party or by which it is bound. Any necessary approvals, governmental and private, will be obtained by the Company prior to any closing.

The Company hereby permits Craig-Hallum to rely on the representations, warranties and opinions made or given by the Company or its counsel to any purchaser of Securities.

I. INDEMNIFICATION, CONTRIBUTION AND CONFIDENTIALITY. The Company agrees to indemnify Craig-Hallum and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, and the parties agree to the confidentiality provisions of Appendix II, all of which are incorporated herein by this reference. These provisions will apply regardless of whether the proposed Offering is consummated.

J. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. The Company and Craig-Hallum agree that any dispute concerning this Agreement shall be resolved through binding arbitration before the FINRA pursuant to its arbitration rules. Any arbitration award shall be final and binding upon the Company and Craig-Hallum, and judgment on the award may be entered in any court having jurisdiction.

K. ANNOUNCEMENT OF OFFERING. The Company and Craig-Hallum acknowledge and agree that Craig-Hallum may, subsequent to the closing of an Offering, make public its involvement with the Company.

L. ADVICE TO THE BOARD. The Company acknowledges that any advice given by Craig-Hallum to the Company is solely for benefit and use of the Company’s board of directors and may not be used, reproduced, disseminated, quoted or referred to without Craig-Hallum’s prior written consent.

M. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

N. AMENDMENT. This Agreement may not be modified except in writing signed by each of the parties hereto.

O. NO PARTNERSHIP. The Company is a sophisticated business enterprise that has retained Craig-Hallum for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this agreement.

P. RESEARCH MATTERS. By entering into this Agreement or serving as a placement agent in the Offering, Craig-Hallum does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of Company and Company hereby acknowledges and agrees that Craig-Hallum’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on Craig-Hallum providing favorable or any research coverage of Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that Craig-Hallumhas not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to Company or inducement for the receipt of business or compensation.

Q. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Craig-Hallum.

R. NOTICE. All notices and other communications required hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to the Company, at the Company’s address as set forth above or at such other address as the Company shall have furnished to Craig-Hallum or (ii) if to Craig-Hallum, to Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attention: Patricia S. Bartholomew, Managing Partner and General Counsel, or at such other address as Craig-Hallum shall have furnished to the Company.

[The Next Page Is the Signature Page.]

In acknowledgment that the foregoing correctly sets forth the understanding reached by Craig-Hallum and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above. THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION IN PARAGRAPH J.

Very truly yours,

CRAIG-HALLUM CAPITAL GROUP LLC

		By:	/s/ Rick Hartfiel
Rick Hartfiel
Director of Investment Banking

Address: 222 South Ninth Street, Suite 350
Minneapolis, Minnesota 55402

Accepted and agreed to as of the date first written above:

CRYOPORT, INC.

By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

The Company agrees to indemnify and hold harmless Craig-Hallum, its affiliates and their respective officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated in the engagement agreement to which this Appendix I is attached (the “Agreement”), or any claim, litigation, investigation or proceedings relating to the transactions contemplated in the Agreement (“Proceedings”), regardless of whether any of such Indemnified Persons is a party to the Agreement, and to reimburse such Indemnified Persons for any legal or other expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of, or violation of law by, an Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company its affiliates, officers, directors employees, agents, creditors or stockholders, directly or indirectly, for or in connection with the Agreement, any transactions contemplated in the Agreement, or Craig-Hallum’s role or services in connection with the Agreement, except to the extent that any liability for losses, claims, demands, damages, liabilities or expenses incurred by the Company are finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of, or violation of law by, an Indemnified Person.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company and Craig-Hallum shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Craig-Hallum on the other hand but also the relative fault of the Company and Craig-Hallum, as well as any relevant equitable considerations; provided that, in no event, will the aggregate contribution of Craig-Hallum hereunder exceed the amount of fees actually received by Craig-Hallum pursuant to this Agreement. The indemnity, reimbursement and contribution obligations of the Company under this indemnity agreement are in addition to any liability that the Company may otherwise have to an Indemnified Person and will bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, that Indemnified Person will, if a claim is to be made under this indemnity agreement against the Company in respect of the Proceedings, notify the Company in writing of the commencement of the Proceedings; provided that (i) the omission so to notify the Company will not relieve the Company from any liability that the Company may have under this indemnity agreement except to the extent the Company has been materially prejudiced by such omission, and (ii) the omission so to notify the Company will not relieve the Company from any liability that the Company may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement of the Proceedings, the Company will be entitled to participate in the Proceedings and, to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense of the Proceedings with counsel reasonably satisfactory to the Indemnified Person; provided that, if the defendants in any Proceedings include both the Indemnified Person and the Company and the Indemnified Person concludes that there may be legal defenses available to the Indemnified Person that are different from or in addition to those available to the Company, the Indemnified Person has the right to select separate counsel to assert those legal defenses and to otherwise participate in the defense of the Proceedings on its behalf. Upon receipt of notice from the Company to the Indemnified Person of its election to assume the defense of the Proceedings and approval by the Indemnified Person of counsel, the Company will not be liable to the Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense of the Proceedings (other than reasonable costs of investigation) unless (i) the Indemnified Person has employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, it being understood, however, that the Company will not be liable for the expenses of more than one separate counsel (in addition to any local counsel) approved by the Company, representing the Indemnified Persons, on a collective basis, who are parties to the Proceedings), (ii) the Company does not employ counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Company authorizes, in writing, the employment of counsel for the Indemnified Person.

The Company will not be liable for any settlement of any Proceedings effected without its written consent (which consent must not be unreasonably withheld), but if settled with the Company’s written consent or if a final judgment for the plaintiff in any such Proceedings is delivered, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person requests the Company to reimburse the Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the Company will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 30 days after receipt by the Company of the request for reimbursement, (ii) the Company has not reimbursed the Indemnified Person within 30 days of such request for reimbursement, (iii) the Indemnified Person delivered written notice to the Company of its intention to settle and the failure to pay within such 30 day period, and (iv) the Company does not, within 15 days of receipt of the notice of the intention to settle and failure to pay, reimburse the Indemnified Person for such legal or other expenses and object to the Indemnified Person’s seeking to settle such Proceedings. The Company may not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought under this indemnity agreement by such Indemnified Person unless the settlement includes an unconditional release of the Indemnified Person, in form and substance reasonably satisfactory to the Indemnified Person, from all liability on claims that are the subject matter of such Proceedings.

Capitalized terms used but not defined in this Appendix I have the meanings assigned to such terms in the Agreement.

APPENDIX II

INFORMATION TO BE SUPPLIED; CONFIDENTIALITY

In connection with Craig-Hallum’s activities on behalf of the Company, the Company will furnish Craig-Hallum with all financial and other information regarding the Company that Craig-Hallum reasonably believes appropriate to the assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”). The Company will provide Craig-Hallum with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company. The Company shall also inform Craig-Hallum of any material events or developments concerning prospective material events that may come to the attention of the Company at any point during the Term of the Agreement. The Company recognizes and agrees that Craig-Hallum (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

Craig-Hallum will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that Craig-Hallum is legally required to make disclosure of any of the Information, Craig-Hallum will give notice to the Company prior to such disclosure, to the extent that they can practically do so.

The foregoing paragraph shall not apply to information that:

(i)	at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or Craig-Hallum or its affiliates conduct business, other than as a direct result of a breach by Craig-Hallum of its obligations under this Agreement;

(ii)	prior to or at the time of disclosure by the Company, was already in the possession of, or conceived by, Craig-Hallum or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to Craig-Hallum or its affiliates other than from the Company;

(iii)	at the time of disclosure by the Company or thereafter, is obtained by Craig-Hallum or any of its affiliates from a third party who Craig-Hallum reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

(iv)	is independently developed by Craig-Hallum or its affiliates.

Nothing in this Agreement shall be construed to limit the ability of Craig-Hallum or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.